Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300 ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the Third Quarter and Nine Months Ended September 30, 2011

Company Reports Economic EPS of $1.55; EPS of $0.76

BOSTON, October 25, 2011 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the third quarter and nine months ended September 30, 2011.

For the third quarter of 2011, Economic earnings per share (“Economic EPS”) were $1.55, compared to $1.50 for the same period of 2010, while diluted earnings per share for the third quarter of 2011 were $0.76, compared to $0.65 for the same period of 2010.  For the third quarter of 2011, Economic Net Income was $82.1 million, compared to $77.9 million for the same period of 2010.  For the third quarter of 2011, Net Income was $40.1 million, compared to $34.0 million for the same period of 2010.  (Economic EPS and Economic Net Income are defined in the attached tables.)

For the third quarter of 2011, revenue was $413.8 million, compared to $354.4 million for the same period of 2010.   For the third quarter of 2011, EBITDA was $112.9 million, compared to $102.3 million for the same period of 2010.

For the nine months ended September 30, 2011, Economic Net Income was $258.5 million, while EBITDA was $355.0 million. For the same period, Net Income was $124.6 million, on revenue of $1.3 billion.  For the nine months ended September 30, 2010, Economic Net Income was $192.5 million, while EBITDA was $252.2 million. For the same period, Net Income was $76.6 million, on revenue of $937.5 million.

Net client cash flows for the third quarter of 2011 were $4.9 billion. The aggregate assets under management of AMG’s affiliated investment management firms were approximately $306 billion at September 30, 2011.

(more)

“Against the backdrop of a highly volatile market environment, AMG continued to generate outstanding organic growth from net client cash flows, with $4.9 billion in the third quarter, and reported Economic earnings per share of $1.55,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “With our global client base, and the quality and diversity of our Affiliates’ products, especially in global and emerging markets equities and alternatives, we are well positioned to generate additional strong organic growth over time.”

“We are pleased with the ongoing success of our global distribution strategy, which continues to generate meaningfully positive net client cash flows, including $24 billion of net new client assets in the last twelve months,” Mr. Healey added. “Institutional clients worldwide are increasingly seeking differentiated, value-added strategies for their return-oriented portfolios, and given our Affiliates’ excellent track records of investment performance, we are winning new business among large, sophisticated institutions.  As we see substantial opportunities to generate further organic growth through positive net client cash flows in a number of regions and channels around the world, we are continuing to invest in our centralized distribution platform through the addition of resources in key strategic markets globally.”

“Finally, we have an outstanding ongoing opportunity to enhance our earnings growth through accretive investments in new Affiliates,” Mr. Healey concluded. “While market volatility has limited near-term new investment activity, we see excellent prospects for investments through both divestitures from corporate sellers, as well as independent firms requiring succession-planning solutions. Given our unparalleled competitive position, including a proven track record of successful partnerships over 17 years, as well as our strong free cash flow and financial capacity, we are uniquely positioned to create substantial incremental value for our shareholders through opportunistic capital deployment and the disciplined execution of our new investment strategy.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of September 30, 2011, the aggregate assets under management of AMG’s Affiliates were approximately $306 billion in more than 350 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Risk Factors” set forth in the Company’s Form 10-K for the year ended December 31, 2010.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide account number 286 and conference ID 380511.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

###

Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/10	9/30/11

Revenue	$354.4	$413.8

Net Income (controlling interest)	$34.0	$40.1

Economic Net Income (A)	$77.9	$82.1

EBITDA (B)	$102.3	$112.9

Average shares outstanding - diluted	51.9	53.0

Earnings per share - diluted	$0.65	$0.76

Average shares outstanding - adjusted diluted (C)	51.9	53.0

Economic earnings per share (C)	$1.50	$1.55

	December 31, 2010	September 30, 2011

Cash and cash equivalents	$313.3	$323.3

Senior bank debt	$460.0	$210.0

Senior convertible securities (D)	$422.1	$432.2

Junior convertible trust preferred securities (D)	$509.9	$511.9

Stockholders’ equity	$1,800.0	$1,805.6

(more)

Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Nine Months	Nine Months
	Ended	Ended
	9/30/10	9/30/11

Revenue	$937.5	$1,302.4

Net Income (controlling interest)	$76.6	$124.6

Economic Net Income (A)	$192.5	$258.5

EBITDA (B)	$252.2	$355.0

Average shares outstanding - diluted	48.7	53.2

Earnings per share - diluted	$1.57	$2.34

Average shares outstanding - adjusted diluted (C)	48.4	53.2

Economic earnings per share (C)	$3.98	$4.86

(more)

Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/10	9/30/11

Net Income (controlling interest)	$34.0	$40.1
Convertible securities interest expense, net (E)	—	—
Net Income (controlling interest), as adjusted	$34.0	$40.1

Average shares outstanding - diluted	51.9	53.0

Earnings per share - diluted	$0.65	$0.76

	Nine Months	Nine Months
	Ended	Ended
	9/30/10	9/30/11

Net Income (controlling interest)	$76.6	$124.6
Convertible securities interest expense, net (E)	0.1	—
Net Income (controlling interest), as adjusted	$76.7	124.6

Average shares outstanding - diluted	48.7	53.2

Earnings per share - diluted	$1.57	$2.34

(more)

Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	9/30/10	9/30/11

Average shares outstanding - diluted	51.9	53.0
Assumed issuance of LYONS shares	—	—
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of LYONS shares	—	—
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	51.9	53.0

	Nine Months	Nine Months
	Ended	Ended
	9/30/10	9/30/11

Average shares outstanding - diluted	48.7	53.2
Assumed issuance of LYONS shares	(0.5)	—
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of LYONS shares	0.2	—
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	48.4	53.2

(more)

Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, June 30, 2011	$89,978	$220,906	$37,525	$348,409
Client cash inflows	8,216	7,783	1,849	17,848
Client cash outflows	(5,268)	(6,086)	(1,591)	(12,945)
Net client cash flows	2,948	1,697	258	4,903
Investment performance	(13,572)	(30,124)	(3,737)	(47,433)
Assets under management, September 30, 2011	$79,354	$192,479	$34,046	$305,879

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2010	$85,243	$200,150	$34,653	$320,046
Client cash inflows	22,814	35,136	5,426	63,376
Client cash outflows	(18,005)	(21,776)	(4,727)	(44,508)
Net client cash flows	4,809	13,360	699	18,868
Investment performance	(10,476)	(21,031)	(1,306)	(32,813)
Other (F)	(222)	—	—	(222)
Assets under management, September 30, 2011	$79,354	$192,479	$34,046	$305,879

(more)

Affiliated Managers Group, Inc.

Operating Results

(in millions)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	9/30/10	of Total	9/30/11	of Total
Revenue
Mutual Fund	$151.8	43%	$179.0	43%
Institutional	171.0	48%	199.6	48%
High Net Worth	31.6	9%	35.2	9%
	$354.4	100%	$413.8	100%

EBITDA (B)
Mutual Fund	$31.3	31%	$38.1	34%
Institutional	61.1	60%	64.1	57%
High Net Worth	9.9	9%	10.7	9%
	$102.3	100%	$112.9	100%

	Nine		Nine
	Months		Months
	Ended	Percent	Ended	Percent
	9/30/10	of Total	9/30/11	of Total
Revenue
Mutual Fund	$397.7	42%	$555.7	43%
Institutional	445.1	48%	640.6	49%
High Net Worth	94.7	10%	106.1	8%
	$937.5	100%	$1,302.4	100%

EBITDA (B)
Mutual Fund	$79.2	31%	$121.0	34%
Institutional	144.9	58%	213.1	60%
High Net Worth	28.1	11%	20.9	6%
	$252.2	100%	$355.0	100%

(more)

Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	9/30/10	9/30/11

Net Income (controlling interest)	$34.0	$40.1
Intangible amortization	26.0	26.9
Intangible-related deferred taxes	9.8	10.4
Imputed interest and contingent payment adjustments	3.7	4.3
Affiliate equity expense	1.8	0.4
Affiliate depreciation	2.6	—
Economic Net Income (A)	$77.9	$82.1

Cash flow from operations	$168.4	$243.8
Interest expense, net of non-cash items	14.4	16.3
Current tax provision	7.9	1.9
Income from equity method investments, net of distributions	2.9	(9.0)
Changes in assets and liabilities and other adjustments	(91.3)	(140.1)
EBITDA (B)	$102.3	$112.9
Holding company expenses	17.9	18.9
EBITDA Contribution	$120.2	$131.8

	Nine Months	Nine Months
	Ended	Ended
	9/30/10	9/30/11

Net Income (controlling interest)	$76.6	$124.6
Intangible amortization	59.7	80.9
Intangible-related deferred taxes	34.9	36.2
Imputed interest and contingent payment adjustments	9.2	13.1
Affiliate equity expense	5.3	3.7
Affiliate depreciation	6.8	—
Economic Net Income (A)	$192.5	$258.5

Cash flow from operations	$351.5	$554.2
Interest expense, net of non-cash items	43.0	49.4
Current tax provision	15.8	31.9
Income from equity method investments, net of distributions	1.2	(45.6)
Changes in assets and liabilities and other adjustments	(159.3)	(234.9)
EBITDA (B)	$252.2	$355.0
Holding company expenses	61.7	61.0
EBITDA Contribution	$313.9	$416.0

(more)

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011

Revenue	$354.4	$413.8	$937.5	$1,302.4

Operating expenses:
Compensation and related expenses	151.5	168.9	413.5	544.9
Selling, general and administrative	73.4	83.5	190.7	261.6
Amortization of intangible assets	20.5	22.1	39.1	66.3
Depreciation and other amortization	3.7	4.0	10.1	11.6
Other operating expenses	9.7	9.3	24.1	27.1
	258.8	287.8	677.5	911.5
Operating income	95.6	126.0	260.0	390.9

Non-operating (income) and expenses:
Investment and other (income) loss (G)	(11.4)	9.5	(14.9)	6.8
Income from equity method investments	(9.5)	(9.8)	(28.5)	(40.1)
Investment loss from Affiliate investments in partnerships (H)	—	—	4.5	—
Interest expense	16.3	18.1	48.7	55.6
Imputed interest expense	7.2	8.3	17.3	24.9
	2.6	26.1	27.1	47.2

Income before income taxes	93.0	99.9	232.9	343.7

Income taxes (I)	24.0	19.8	52.9	73.2
Net income	69.0	80.1	180.0	270.5

Net income (non-controlling interests)	(35.0)	(40.0)	(107.8)	(145.9)
Net loss (non-controlling interests in partnerships) (H)	—	—	4.4	—

Net Income (controlling interest)	$34.0	$40.1	$76.6	$124.6

Average shares outstanding - basic	51.2	51.9	46.1	51.9
Average shares outstanding - diluted	51.9	53.0	48.7	53.2

Earnings per share - basic	$0.66	$0.77	$1.66	$2.40
Earnings per share - diluted	$0.65	$0.76	$1.57	$2.34

(more)

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	September 30,
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$313.3	$323.3
Investment advisory fees receivable	236.4	219.5
Investments in marketable securities	116.0	80.3
Unsettled fund share receivables	42.0	57.3
Prepaid expenses and other current assets	61.7	74.3
Total current assets	769.4	754.7

Fixed assets, net	67.7	64.8
Equity investments in Affiliates	678.9	603.0
Acquired client relationships, net	1,424.2	1,352.1
Goodwill	2,131.2	2,116.1
Other assets	219.8	241.1
Total assets	$5,291.2	$5,131.8

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$252.8	$303.4
Unsettled fund share payables	39.8	46.0
Payables to related party	114.8	12.9
Total current liabilities	407.4	362.3

Senior bank debt	460.0	210.0
Senior convertible securities (D)	422.1	432.2
Junior convertible trust preferred securities (D)	509.9	511.9
Deferred income taxes	495.4	489.5
Other long-term liabilities	207.8	230.0
Total liabilities	2,502.6	2,235.9

Redeemable non-controlling interests	406.3	455.5

Equity:
Common stock	0.5	0.5
Additional paid-in capital	980.5	929.7
Accumulated other comprehensive income	100.5	29.0
Retained earnings	1,011.8	1,136.4
	2,093.3	2,095.6
Less treasury stock, at cost	(293.3)	(290.0)
Total stockholders’ equity	1,800.0	1,805.6

Non-controlling interests	582.3	634.8
Total equity	2,382.3	2,440.4
Total liabilities and equity	$5,291.2	$5,131.8

(more)

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Cash flow from operating activities:
Net income	$69.0	$80.1	$180.0	$270.5
Adjustments to reconcile Net income to net cash flow from operating activities:
Amortization of intangible assets	20.5	22.1	39.1	66.3
Amortization of issuance costs	2.0	1.8	5.7	6.2
Depreciation and other amortization	3.7	4.0	10.1	11.6
Deferred income tax provision	6.6	14.8	24.3	31.8
Imputed interest expense	7.2	8.3	17.3	24.9
Income from equity method investments, net of amortization	(9.5)	(9.8)	(28.5)	(40.1)
Distributions received from equity method investments	14.7	27.0	51.4	110.5
Tax benefit from exercise of stock options	1.4	—	3.5	0.8
Share-based compensation	3.6	7.3	10.4	19.3
Affiliate equity expense	3.5	1.9	10.3	9.1
Other adjustments	(0.5)	9.0	9.0	16.2
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	13.3	37.1	(12.0)	18.2
Increase in prepaids and other current assets	(20.3)	(6.2)	(1.0)	(9.2)
(Increase) decrease in other assets	(1.7)	0.6	(9.8)	(3.0)
(Increase) decrease in unsettled fund shares receivable	1.7	32.0	(0.6)	(16.7)
Increase (decrease) in unsettled fund shares payable	1.3	(24.5)	3.5	7.0
Increase in accounts payable, accrued liabilities and other long-term liabilities	51.9	38.3	38.8	30.8
Cash flow from operating activities	168.4	243.8	351.5	554.2
Cash flow used in investing activities:
Investments in Affiliates	(11.0)	—	(804.0)	(13.3)
Purchase of fixed assets	(2.2)	(3.9)	(5.4)	(8.3)
Purchase of investment securities	(12.8)	(39.4)	(43.2)	(50.9)
Sale of investment securities	—	0.5	11.8	12.6
Cash flow used in investing activities	(26.0)	(42.8)	(840.8)	(59.9)
Cash flow from (used in) financing activities:
Borrowings of senior bank debt	5.0	—	1,022.5	110.0
Repayments of senior bank debt	(293.5)	(85.0)	(651.5)	(360.0)
Issuance of common stock	10.6	0.3	36.1	21.2
Repurchase of common stock	—	(48.0)	—	(48.0)
Issuance costs	(0.1)	(0.8)	(0.3)	(8.5)
Excess tax benefit from exercise of stock options	1.9	—	6.7	4.9
Settlement of treasury lock	—	—	—	4.0
Settlement of forward equity sale agreement	194.7	—	294.7	—
Note payments	(5.9)	(8.4)	(31.8)	(81.0)
Distributions to non-controlling interests	(16.7)	(36.2)	(77.0)	(118.8)
Affiliate equity issuances and repurchases	(6.6)	(6.8)	(116.2)	(6.7)
Cash flow from (used in) financing activities	(110.6)	(184.9)	483.2	(482.9)
Effect of foreign exchange rate changes on cash and cash equivalents	3.1	(4.0)	2.0	(1.4)
Net increase (decrease) in cash and cash equivalents	34.9	12.1	(4.1)	10.0
Cash and cash equivalents at beginning of period	220.5	311.2	259.5	313.3
Cash and cash equivalents at end of period	$255.4	$323.3	$255.4	$323.3

(more)

Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)       Under our Economic Net Income definition, we add to Net Income (controlling interest) amortization (including equity method amortization), deferred taxes related to intangible assets, non-cash imputed interest expense (principally related to the accounting for convertible securities and contingent payment arrangements) and Affiliate equity expense.  We consider Economic Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income; Economic Net Income is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

We add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) that are no longer amortized but continue to generate tax deductions is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate management partners when these transfers have no dilutive effect to shareholders.

In the fourth quarter of 2010, we modified our Economic Net Income definition to no longer add back Affiliate depreciation to Net Income (controlling interest).  If we had applied this definition change to our results in the first quarter of 2010, Economic earnings per share for the three and nine months ended September 30, 2010 would have been $1.45 and $3.84, respectively (as compared to $1.50 and $3.98).

(B)       EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, we believe EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)       Economic earnings per share represents Economic Net Income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

(more)

(D)       We have bifurcated our convertible debt securities into their debt and equity components on our balance sheet. The principal amount at maturity of the senior convertible notes due 2038 was $460.0 at December 31, 2010 and September 30, 2011.  The principal amount at maturity of the junior convertible trust preferred securities was $730.8 at December 31, 2010 and September 30, 2011, comprised of $300.0 due 2036 and $430.8 due 2037.

(E)        Convertible securities interest expense, net, includes the interest expense, net of tax, associated with our dilutive convertible securities.

(F)        Other includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

(G)       Economic earnings per share for the nine months ended September 30, 2011 includes a $0.15 write-off of a minority investment related to the establishment of our wealth management subsidiary.

(H)       In prior periods, income from consolidated investment partnerships was presented as Investment income (loss) from Affiliate investments in partnerships in the Consolidated Statements of Income.  A majority of these assets were held by investors that were unrelated to us, and their portion of the income (loss) was reported as Net income (loss) (non-controlling interests in partnerships).   In the third quarter of 2010 we deconsolidated these partnerships.

(I)         Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Current income taxes	$7.9	1.9	$15.8	31.9
Intangible-related deferred taxes	9.8	10.4	34.9	36.2
Other deferred taxes	(1.4)	6.2	(8.4)	(1.6)
Taxes attributable to controlling interests	16.3	18.5	42.3	66.5
Taxes attributable to non-controlling interests	7.7	1.3	10.6	6.7
Total income taxes	$24.0	$19.8	$52.9	$73.2

Income before taxes (controlling interests)	$50.3	$58.6	$118.9	$191.1

Effective tax rate*	32.4%	31.6%	35.6%	34.8%

*  Taxes attributable to controlling interests divided by our share of the consolidated income before taxes.